SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 1999

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-27927	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5. OTHER ITEMS

Charter Communications, Inc. today announced it had filed with the Securities and Exchange Commission (SEC) for a five day extension on Form 12b-25 in which to file the third quarter Form 10-Q reports for itself and its subsidiaries Charter Communications Holdings, LLC; CC V Holdings, LLC (Avalon Cable) and Renaissance Media Group LLC. A copy of the press release is being filed as Exhibit 99.1 with this report.

ITEM 7. EXHIBITS.

Exhibit Number	Description
99.1	99.1 Press release dated November 15, 2002. *

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.,

Registrant

Dated: November 15, 2002

By: /s/ Kent D. Kalkwarf Name: Kent D. Kalkwarf Title: Executive Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	99.1 Press release dated November 15, 2002. *